Singer Lewak Greenbaum & Goldstein LLP
             Certified Public Accountants & Management Consultants



                                                  March 30, 2004

United States Securities and Exchange Commission
Washington, D.C. 20549


We have read the information contained in the notification of late filing, on form 12b-25 for Emergent Group, Inc. and agree with its contents, herein.


/s/ Singer Lewak Greenbaum & Goldstein LLP
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    Singer Lewak Greenbaum & Goldstein LLP
    Los Angeles, California
    March 30, 2004